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CONFIDENTIAL                                                       EXHIBIT 10.41

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT ("Agreement"), effective as of August 11,
                                                                       --
1997, ("Effective Date"), by and between Luther Medical Products, Inc., a California corporation with a principal place of business at 14332 Chambers Road, Tustin, California 92780-6912 (the "Company") and ALARIS Medical Systems, Inc., a Delaware corporation with a principal place of business at 10221 Wateridge Road, San Diego, California 92121 ("Distributor"), in consideration of the mutual covenants and agreements set forth below:

     1.  Definitions.
         ------------

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "Affiliate" shall mean directors, officers, employees, agents, shareholders, persons, corporations or other legal entities other than Company or Distributor in whatever country organized, controlling, controlled by or under common control with Company or Distributor.

         1.2 "Applicable Laws" shall mean laws, regulations and restrictions of those governmental or regulatory agencies within the United States and each country in the Territory (as hereinafter defined) responsible for regulating the manufacture, sale and distribution of medical devices.

         1.3 "Average Selling Price" shall mean, for any time period, for each specific Product, Net Sales in the Territory for that specific Product divided by the number of each such Product sold in the Territory.

         1.4 "Company Cost of Goods Sold" shall mean the sum of the costs of direct labor, direct materials, fixed manufacturing equipment (capitalized over the useful life of the equipment) and indirect labor reasonably applicable to each such the Product in accordance with generally accepted accounting principles consistently applied.

         1.5 "Company Gross Margin" shall mean the percentage obtained by dividing (a) the difference of the Distributor Price minus Company Cost of Goods Sold by (b) the Distributor Price.

         1.6 "Contract Year" shall mean the period commencing with the Effective Date and ending on the anniversary of such date, and thereafter, each consecutive twelve (12) month period during the term of this Agreement.

         1.7 "Distributor Cost of Goods Sold" shall mean the sum of the Distributor Price, customs duties and freight costs from Tustin, California, to Distributor's warehouse in Veghel, the Netherlands (INTEXO), but not selling, marketing and promotional costs related to sale of each such Product by Distributor, in accordance with generally accepted accounting principles consistently applied.

         1.8 "Distributor Gross Margin" shall mean the percentage obtained by dividing (a) the Average Selling Price minus Distributor Cost of Goods Sold by
(b) the Average Selling Price.

         1.9 "Distributor Prices" shall mean the prices charged by Company, in accordance with the provisions of Article 7 hereof, for Products sold to Distributor.

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         1.10  "Net Sales" shall mean the gross sales of the Products by
Distributor and its Affiliates to unaffiliated third parties, excluding commissions paid by Distributor to its internal sales representatives and discounts allowed to distributors, reasonable discounts allowed dealers, reasonable cash discounts, refunds, replacements or credits allowed to purchasers for return of the Products or as reimbursement for damaged Products. Should any Products be sold in combination with other components or products, then the computation of Net Sales shall be based upon the Average Selling Price charged during the applicable quarter for such Products when separately invoiced or priced. In the event the Products have not been separately invoiced or priced during the applicable annual period, the Net Sales computation shall be based on the fair market price which Distributor would have charged for the Products to an unrelated purchaser in any arm's length transaction.

         1.11 "U.S. GMP's" shall mean the good manufacturing practices / quality systems regulations for manufacturing medical devices (21USC820 et seq., as amended from time to time) and other applicable laws, regulations and restrictions of those governmental or regulatory agencies within the U.S. responsible for regulating the manufacture, sale and distribution of medical devices.

     2.  Appointment of Distributor.
         ---------------------------

         2.1  Appointment.  Company hereby appoints Distributor as its Semi-
              ------------
Exclusive Distributor, as defined below, of peripherally inserted central and midline catheters and related products and accessories described in Section 2.2, below, in the territory described in attached Exhibit A ("Territory"), and Distributor hereby accepts such appointment. Distributor agrees to promote, market, distribute, in-service and sell the Products only within the Territory. For the purposes of this Agreement, "Semi-Exclusive Distributor" shall be defined as the sole distributor of the Products in the Territory, subject only to a pre-existing contractual distribution relationship between Company and
Pharmacia Deltec, Inc., which shall expire in May, 1999.   Company shall make
available for purchase by Distributor sufficient quantities of the Products to meet Distributor's reasonable needs and requirements in order to fulfill the terms and conditions of this Agreement. Subject to Company's ability to supply Distributor's requirements, Distributor agrees that it shall purchase peripherally inserted central or midline catheters exclusively from Company during the term of this Agreement.

         2.2  Products.  The products subject to this Agreement ("Products") are
              ---------
set forth on Exhibit B, as modified by mutual written agreement from time to time as provided herein and including, but not limited to, modifications and/or improvements of such products.

         2.3  Performance Goals.  Distributor agrees to use commercially
              ------------------
reasonable efforts to sell the Products in the Territory. Annual sales performance criteria ("Performance Goals") for Distributor for Contract Years following the first Contract Year shall be established by mutual agreement of the parties upon the conclusion of the preceding Contract Year. There shall be no Performance Goal for the first Contract Year.

              (a) In the event that, following negotiations in good faith, Company and Distributor are unable to reach agreement on the Performance Goals for the second Contract Year, Company may give written notice to Distributor that Distributor's appointment as Semi-Exclusive Distributor of the Products in the Territory shall become non-exclusive six (6) months after the date of receipt of such written notice, and that Distributor's appointment shall terminate entirely twenty-four (24) months after the date of receipt of such written notice.

              (b) In the event that, following negotiations in good faith, Company and Distributor are unable to reach agreement on the Performance Goals for Contract Years following the second Contract Year, Company may give written notice to Distributor that Distributor's appointment as

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CONFIDENTIAL

Semi-Exclusive Distributor of the Products in the Territory shall become non-exclusive six (6) months after the date of such written notice, and that Distributor's appointment shall terminate entirely eighteen (18) months after the date of such written notice.

              (c) Notwithstanding any provision of this Agreement to the contrary, Company agrees that for the duration of this Agreement it shall not engage or offer to another individual or business entity distribution rights to the Products in the Territory on terms and conditions which are more favorable than those offered to Distributor under this Agreement, unless Company first offers Distributor the opportunity to distribute such Products on terms and conditions no less favorable than those offered by Company to any such third party.

              (d) In the event that Distributor fails to achieve at least seventy-five percent (75%) of the Performance Goal for any Contract Year, Company may, within thirty (30) days following the end of that Contract Year, give written notice to Distributor that Distributor's appointment as Semi-Exclusive Distributor for the Products shall become non-exclusive thirty (30) days after the date of receipt of such written notice, unless Distributor's failure to achieve the Performance Goals is due to: (i) the failure of Company to deliver the Products to Distributor in such reasonable quantities and time frames as specified in Distributor's purchase orders; (ii) the failure of the Products to meet the Product Specifications; or (iii) the failure of the Products to comply with the U.S. GMP's.

              (e) In the event that Distributor fails to achieve at least fifty percent (50%) of the Performance Goal for any Contract Year in which Distributor has been appointed as a non-exclusive distributor for the Products, Company may, within thirty (30) days of the end of that Contract Year, give written notice to Distributor that Distributor's appointment as nonexclusive distributor shall be terminated (30) days after the date of receipt of such written notice, unless Distributor's failure to achieve the Performance Goal is due to: (i) the failure of Company to deliver the Products to Distributor in such quantities and time frames as specified in Distributor's purchase orders; (ii) the failure of the Products to meet the Product Specifications; or (iii) the failure of the Products to comply with the U.S. GMP's.

              (f) Despite the provisions of Sections 2.3(d) and (e) hereof, Distributor shall have the right, within thirty (30) days from the date of receipt of such written notice, to pay Company an amount equal to the Company Gross Margin on the difference between the Performance Goal and Distributor's actual performance for the applicable Contract Year in order to maintain its then-current status as either Semi-Exclusive or non-exclusive distributor of the Products, as applicable, in the Territory.

     3.  Promotion of the Products
         -------------------------

         3.1  Promotional Activities. Distributor shall encourage industry
              ----------------------
acceptance of the Products through such marketing, advertising and promotional efforts as Distributor, in its sole discretion, deems appropriate. Company agrees to cooperate actively with Distributor in the implementation of marketing, advertising or other promotional activities sponsored by Distributor.

         3.2  Promotional Materials.  Company agrees to make available to
              ---------------------
Distributor all brochures, sales aids, clinical support papers and other technical and promotional materials ("Product Support Materials") which Company has provided or may provide to other customers or distributors of the Products. Company agrees to supply to Distributor, within thirty (30) days after the Effective Date, a total of two (2) copies of all training videotapes and three hundred (300) copies of all other Product Support Materials which are then in existence, at no cost to Distributor, and to permit Distributor to modify, reproduce and distribute such additional copies of the Product Support Materials as Distributor may, in its sole discretion, require. Permissible modification of the Product Support Materials shall be in

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CONFIDENTIAL

conformance with applicable legal and regulatory requirements and may include, but not be limited to, replacement of all occurrences the name, logos or other corporate identification of Company by that of Distributor.

     3.3  Demonstration Product. Company agrees that Distributor may purchase
          ----------------------
such quantities and model designations of the Products ("Demonstration Products") as Distributor may reasonably require for use in Distributor's training and sales activities hereunder at fifty percent (50%) of the then-current Distributor Price. The Demonstration Products may, at the discretion of the Company, bear labels affixed by Company indicating "For Demonstration Use Only."

     3.4  Training.  Company shall provide a total of sixty (60) days of
          --------
training on the Products to Distributor's sales and technical support personnel during the first Contract Year, and thirty (30) days of training during each subsequent Contract Year, at locations and times to be established by
Distributor.   Company shall pay for the salary of its training personnel and for a sufficient quantity of training materials (in English only). Distributor shall reimburse Company for reasonable travel and living expenses incurred by Company's training personnel and shall provide all non-English training materials.

4.  Regulatory Matters.
    -------------------

     4.1  Compliance.  Distributor shall comply with the Applicable Laws, and
          ----------
Company shall comply with the U.S. GMP's. Distributor shall cease distribution of any of the Products or any other activity under this Agreement with respect thereto in connection with any adverse or unexpected results or any actual or potential government action relevant to the sale of any of the Products within the Territory.

     4.2  Regulatory Approvals.  Company shall be responsible for obtaining CE
          ---------------------
marking approval for all of the Products ("CE Approval"), including all costs, with the exception of labor costs of Distributor, if any, related thereto. Distributor agrees to provide such reasonable assistance as may be requested by Company in support of Company's efforts to obtain CE Approval. Notwithstanding any provision of this Agreement to the contrary, in the event that Company has not obtained CE Approval by the beginning of the second Contract Year:

     (a) the Performance Goals for the second Contract Year shall be reduced in direct proportion to the amount of time that has elapsed from the beginning of the second Contract Year until the date that CE Approval is obtained by the Company. (For example, in the event that CE Approval is not obtained until six months following the beginning of the second Contract Year, the Performance Goals shall be reduced by fifty percent (50%)); and

     (b) the parties hereto agree that the term of this Agreement shall automatically be extended for the same amount of time that has elapsed from July 1, 1998, until the date that CE Approval is obtained by the Company.

Distributor shall be responsible for obtaining such additional regulatory approvals (the "Additional Approvals") as Distributor determines are reasonably necessary to market the Products in the Territory. Company shall provide adequate documentation and such reasonable assistance as may be requested by Distributor in support of Distributor's efforts to obtain the Additional Approvals. Upon termination of the Agreement, Distributor agrees to use commercially reasonable efforts to assist in the transfer of the Additional Approvals to Company or its designee.

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CONFIDENTIAL

     4.3  Product Manufacturing Facilities.
          ---------------------------------

          (a) Company shall manufacture the Products in accordance with: (i) the Product Specifications, as defined hereafter in this Agreement; and (ii) the U.S. GMP's. Company and Distributor agree to enter into and to comply with the terms of a Supplier Quality Agreement, the terms of which shall be consistent with the U.S. GMP's and the Applicable Laws. Notwithstanding any other provision of this Agreement, Company shall not manufacture the Products for delivery to Distributor, other than the Demonstration Products, until Company's plant has been inspected and approved in writing by an authorized representative of Distributor. Company agrees to initiate an International Standards Organization ("ISO") 9001 certification process for its manufacturing facilities and Products by August 31, 1997, and to take all necessary steps to ensure issuance of said certification in a timely manner.

         (b) During the term of this Agreement, Company shall notify and obtain the approval of Distributor in advance of any changes which Company determines are significant and which are related to Company's testing, quality control, or quality assurance procedures, manufacturing processes and procedures, packaging or design of the Products, including component or materials changes, or other procedures or methods which could adversely affect the safety or efficacy of the Products.

         (c) Upon reasonable prior notice to Company, Distributor shall have the right to have qualified employees of Distributor present during Company's normal business hours to inspect Company's facilities, manufacturing procedures, inventories, work-in-process, raw materials, production records and such other matters as may be pertinent reasonably to assess compliance of the Products with the GMP's and such other requirements as mutually agreed upon between the parties.

         (d) Company shall permit authorized representatives of the US Food and Drug Administration ("FDA") and other appropriate state, local or foreign regulatory agencies to inspect Company's plant and production facilities relating to or used in connection with the Products and shall promptly notify Distributor of any such inspection. Company shall advise Distributor of the findings of any such regulatory inspection in a timely manner, and shall take such steps as Company deems are necessary to correct deficiencies found by such regulatory agency relating to the Products.

    4.4  Product Complaints.  If either party becomes aware of any actual or
         -------------------
potential safety risks arising out of the use or performance of the Products, it shall notify the other party immediately. Company and Distributor will agree on appropriate Product complaint reporting procedures and ensure that these are in place for the reporting of adverse events directly to the appropriate regulatory authorities as required by the Applicable Laws and the U.S. GMP's. Company agrees to provide a written analysis of all complaints regarding the Products which it receives from Distributor within three (3) working days of receiving documentation and/or samples of the complaint Product.

    4.5  Recalls.  If, in the judgment of Company or Distributor, any product
         -------
defect or any governmental action requires a product corrective action at the distributor or customer level, a recall of or the issuance of a customer advisory letter regarding the Products (collectively, a "Recall"), either party may undertake a Recall after consultation with the other party. The parties shall agree, in writing, prior to initiating a Recall, regarding the manner, text and timing of any publicity to be given such matters in time to comply with all Applicable Laws and the U.S. GMP's, but such agreement shall not be a precondition to any action that either party deems necessary to protect users of the Products or to comply with any applicable governmental orders.

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CONFIDENTIAL

         (a) If the Recall is caused by the actions or inactions of both parties hereto, then the parties shall allocate between themselves, on a comparative fault basis, the aggregate of the reasonable expenses incurred by the parties in implementing the Recall. If the Recall is caused by the actions or inactions of one of the parties hereto, as well as the actions or inactions of an otherwise unaffiliated third party which has a business relationship with that party, then the party hereto that caused the Recall shall reimburse the other party hereto for all reasonable expenses incurred by it in implementing such Recall. The reimbursing party shall retain any rights to reimbursement that it might have against such unaffiliated third party.

5.  Manufacturing of the Products
    -----------------------------

    5.1  Manufacturing.  Company agrees to manufacture and sell the Products to
         --------------
Distributor subject to the terms and conditions set forth herein.

    5.2  Conformance with Specifications.  The Products shall conform to the
         --------------------------------
specifications for the Products, as defined in the Company's device master record ("Product Specifications"). Company shall provide Distributor with documentation detailing the Product Specifications which is sufficient, in the reasonable opinion of Distributor, to meet Distributor's regulatory obligations under the Applicable Laws and to comply with Distributor's internal quality assurance requirements. Company shall provide a Certificate of Conformance with each delivery of the Products to Distributor, indicating compliance of the Products with the Product Specifications. The parties agree that Product Specifications may be supplemented, modified and updated from time to time by Company, but that significant changes to the Product Specifications shall require the prior written approval of both parties hereto, without formal amendment of this Agreement. Company agrees to notify Distributor in a timely manner of modifications which may affect the form, fit or function of the Products. Neither Company nor Distributor shall unreasonably withhold agreement on changes to the Product Specifications, provided that both parties must approve any changes which may adversely affect the safety or efficacy of the Products.

    5.3  Distributor Labeling.  Distributor shall develop and provide
         ---------------------
production-ready artwork to Company for the labeling, packaging, directions for use and other materials accompanying the Products under the name of Distributor ("Distributor Labeling"). Company shall secure written approval of the final artwork from Distributor in advance of printing any of the Distributor Labeling. Distributor agrees to reimburse Company promptly for reasonable printing set-up charges actually incurred by Company as a result of implementing the Distributor Labeling upon submission of third party invoices in support of such expenses to Distributor. Company agrees that Distributor shall retain all right, title and interest in and to the production-ready artwork for the Distributor Labeling, including the right to repossess such artwork at any time during or after the term of this Agreement, and Company further agrees that it will return the artwork to Distributor within seven days after receipt of such written request. Company shall take all reasonable steps to implement the Distributor Labeling in a timely manner.

6.  Ordering, Delivery and Acceptance of the Products.
    --------------------------------------------------

    6.1  Orders.  All orders for the Products shall be on Distributor's
         -------
standard purchase order. Any term or condition on any purchase order which is inconsistent with the terms and conditions of this Agreement shall be of no effect.

    6.2  Forecasts.  Distributor shall provide Company, on a quarterly basis, a
         ----------
non-binding forecast of requirements for the Products with respect to the following twelve (12) month period. In addition, Distributor shall provide Company, on a monthly basis, with a binding order for Products which are to be delivered within the following sixty (60) days. Binding orders shall continue to be binding even if

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CONFIDENTIAL

delivery of the Products occurs after termination of this Agreement for any reason except in the event of termination by Distributor due to the nonconformance the Products with the Product Specifications.

    6.3  Shipment. Products will be shipped in sterile condition, packaged as
         ---------
reasonably requested by Distributor in writing, and in conformance with Product Specifications. The Products shall be shipped FOB Los Angeles, CA. Title to and risk of loss and damage for any shipment of the Products shall pass to Distributor immediately upon delivery of the shipment to Distributor or its designated agent at Distributor's designated destination point.

    6.4  Acceptance.  Within forty-five (45) days after receipt of the Products
         -----------
at Distributor's warehouse in Veghel, the Netherlands, Distributor may reject any of the Products which fail to meet the Product Specifications by sending Company notice of the lot numbers of the rejected Products, together with an indication of the basis for such rejection. Distributor shall return the rejected Products to Company, at Company's expense, within ninety (90) days of Distributor's receipt of the Products in Veghel. Distributor shall not be required to pay Company for any such rejected Products. Any Products not rejected by Distributor within forty-five (45) days after receipt by Distributor in Veghel shall be deemed to have been accepted.

7.  Price and Payment.
    ------------------

    7.1  Currency.  All prices in this Agreement shall be in U.S. Dollars.
         ---------

    7.2  Price.  Distributor Prices for the Products ("Distributor Prices") for
         ------
the first Contract Year of this Agreement shall be sixty percent (60%) of Company's U.S. list prices on the Effective Date, as set forth in Exhibit B hereto. Thereafter, thirty (30) days prior to the end of each Contract Year, Distributor and Company shall conduct a review of the Distributor Prices for the ensuing Contract Year ("Pricing Review"). The parties agree that the goal of the Pricing Review shall be to enable Company to achieve a fifty percent (50%) Company Gross Margin, and to enable Distributor to achieve a forty percent (40%) Distributor Gross Margin (each, the "Goal"). In the event that the parties are not able to reach agreement on a negotiated Distributor Price, then the Distributor Prices for the next year shall be adjusted as necessary to provide, based on the reasonable estimates of the financial data for the then-current Contract Year, a Company Gross Margin and Distributor Gross Margin that represent the same percentage of each party's respective Goals.

    7.3  Payment.  Distributor shall pay Company for the Products delivered as
         --------
provided herein within fifteen (15) days after acceptance of the Products by Distributor, in accordance with Section 6.4 hereof.

8.  Term and Termination.
    ---------------------

    8.1  Term of Agreement.  This Agreement shall become effective as of the
         -----------------
Effective Date and shall extend for five (5) years from the date first written above unless sooner terminated or extended as provided herein.

    8.2  Post-Acquisition Rights.  Notwithstanding any provision to the
         ------------------------
contrary in this Agreement, in the event that all or substantially all of Company's business or assets to which this Agreement pertains are sold or transferred, or in the event that a merger or consolidation of Company with another company is concluded in which the Company is not the surviving entity (collectively, an "Acquisition") at any time during the term of this Agreement, Company may give written notice to Distributor of its intention to terminate this Agreement ("Post-Acquisition Termination Notice"), subject to: (i) the right of Distributor to retain its Semi-Exclusive distributorship for the Products for six (6) months

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and a non-exclusive distributorship for the Products for an additional twelve
(12) months following its receipt of the Post-Acquisition Termination Notice; and (ii) Distributor's confirmation to each of Company and its acquirer that Distributor's sole remedies against each such entity for such termination shall be as set forth in this Section 8.2. However, nothing in this Article 8.2 shall be construed to give Distributor the right to retain either Semi-Exclusive or non-exclusive distribution rights for the Products beyond the completion of the fifth Contract Year or such extended term as may be determined in accordance with Section 4.2(b) hereof. Company agrees that the Distributor Prices for the Products shall remain unchanged for the entire eighteen month period following delivery of the Post-Acquisition Termination Notice to Distributor. Notwithstanding any provisions of this Agreement to the contrary, Company further agrees to compensate Distributor as follows:

          (a) if the Post-Acquisition Termination Notice is given to Distributor up to twelve (12) months of the Effective Date, and Distributor has committed resources to the task of becoming a Distributor, such as by training its sales force, assisting in the CE mark approval process, or developing product literature, then the compensation shall be the sum of US$150,000, which sum is to be paid to Distributor by Company within six (6) months after Distributor's receipt of such notice; or

          (b) if the Post-Acquisition Termination Notice is given to Distributor later than twelve (12) months after the Effective Date, then the compensation shall be in the form of a 10% reduction in the then-current Distributor Prices, which reduced Distributor Prices shall then remain in effect for the duration of the Agreement, notwithstanding any other provision of this Agreement to the contrary.

     8.3  Termination.  In the event of any material breach by a party, the non-
          -----------
breaching party may terminate this Agreement if such breach remains uncured sixty (60) days after the breaching party's receipt of written notice of such breach from the non-breaching party or immediately if such breach is of an incurable nature. Notwithstanding the foregoing, in the event that either party:

          (a) is adjudicated bankrupt or insolvent or a receiver for its property is appointed or becomes subject to the commencement of proceedings of any nature against it under bankruptcy, insolvency or debtor's relief laws (which proceeding is not vacated or set aside within 60 days of commencement);

          (b) voluntarily files a bankruptcy petition, or otherwise seeks relief under bankruptcy, insolvency or debtor's relief laws (which filing is not withdrawn within 120 days of filing);

          (c) materially breaches a provision of this Agreement of a non-curable nature;

          (d) makes a non-permitted assignment or delegation of this Agreement;

          (e) fails to comply with the Applicable Laws and the U.S. GMP's in connection herewith; or

          (f) repeats a breach of the same provision hereof,

the non-breaching party may, at its, option terminate this Agreement by giving written notice effective as of the date thereof. Acceptance or satisfaction of any order for the Products or the purchase or sale of any of the Products after notice of breach, termination or expiration shall not be construed as a revival, renewal or extension of this Agreement nor as a waiver or withdrawal of any notice of termination, expiration or breach.

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     8.4  No Termination Damages.  Except as expressly provided in this
          ----------------------
Agreement, neither Distributor nor Company shall by reason of any permitted termination or expiration hereunder be liable to the other for, and each shall release and hold the other harmless from, all claims of any nature, including (without limitation) claims for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of either party, resulting from or arising out of such termination or expiration, or for any other indirect, special or consequential damages.

     8.5  Effect of Termination or Expiration.  Notwithstanding any other
          -----------------------------------
provision hereof, the provisions of this Agreement which by their nature create rights or obligations that should survive the expiration or termination of this Agreement shall so survive, including (without limitation) the rights and obligations under Articles 4, 6, 7, 8, 9, 13, 16 and 17 hereof and paragraphs 10.3, 10.4 and 10.5 hereof, and the obligation to pay any purchase price and charges for Products hereunder. Within 10 days after the expiration or the termination of this Agreement for any reason, the parties shall promptly return to one another all property and other materials of the other party in their respective possessions, including all media (and copies thereof) containing confidential information of either party. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies shall remain available.

9.   Confidential Information and Proprietary Rights.
     ------------------------------------------------

     9.1  Confidentiality.  All information of a business or technical nature
          ---------------
(including information about the use, design, specifications, costs, profits margins, manufacturing, packaging, distribution, marketing or selling of the Products) learned from a disclosing party ("Discloser") by a receiving party ("Recipient") during the term hereof with respect to the Discloser's business shall be deemed confidential, shall be used by Recipient only as absolutely necessary in the distribution and sale of the Products, and shall not be disclosed by Recipient to anyone except its employees with a need to know and who are aware of Recipient's confidentiality obligations hereunder. Recipient agrees that it shall take all reasonable measures necessary to protect the secrecy and confidentiality of and avoid disclosure or use of such confidential information, including the same degree of care that Recipient utilizes to protect its own confidential information. The obligations of confidentiality shall not apply to information which has entered the public domain except where such entry is the result of the Recipient's breach of this Agreement. No provision of this Agreement shall be construed so as to preclude such disclosure of Confidential Information as may be inherent in or reasonably necessary for marketing the Products pursuant to this Agreement, or for securing from any governmental agency any necessary approval or license, or for obtaining patents by the parties relating to the subject or performance of this Agreement.

      9.2  Proprietary Rights. Company hereby grants to the Distributor the non-
           ------------------
exclusive limited right to use its trade names, trademarks, service marks and other trade designations ("Marks") solely in connection with the marketing or
sale of Products as provided for herein.   Distributor shall not acquire any
interest, other than the interest set forth in the immediately preceding sentence, in the Marks, by virtue of performance by either or both of the parties hereto. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Company's ownership or registration of any Mark.

                                       9
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10.  Representations, Warranties, Insurance and Indemnification.
     ---------------- -----------------------------------------

     10.1  Representations and Warranties of Company.  Company represents and
           ------------------- ----------------------
warrants to Distributor that:

           (a) All of the Products delivered hereunder shall conform to and meet the Product Specifications.

           (b) No article delivered hereunder is adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act, as amended ("FDC Act"), or within the meaning of the U.S. GMP's or any other Applicable Laws in which the definitions of adulteration or misbranding are substantially the same as those contained in the FDC Act as constituted and effective at the time of such shipment or delivery, or as an article which may not, under the provisions of Sections 404 or 505 of the FDC Act be introduced into interstate commerce.

           (c) The marketing, sale, distribution, use or other exploitation of the Products by Distributor, Affiliates or customers of Distributor in accordance with the terms of this Agreement will not, to the best of Company's knowledge, infringe any patent, know-how, trademark, trade name, copyright or other proprietary rights of any third party.

           (d) Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

           (e) This Agreement has been duly authorized, executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms.

           (f) The execution, delivery and performance of this Agreement by Company do not violate, or conflict with, or constitute a default under the articles of incorporation or bylaws of Company.

           (g) The execution, delivery and performance of this Agreement by Company do not violate, or conflict with, or constitute a default under any contract, agreement or understanding to which Company is a party or by which it or its property is bound including, without limitation, any contract, agreement or understanding between Company and any third party related to distribution of the Products within the Territory.

     10.2  Representations and Warranties of Distributor.  Distributor
           ------------------- --------------------------
represents and warrants to Company that:

           (a) Distributor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

           (b) This Agreement has been duly authorized, executed and delivered by Distributor and constitutes a legal, valid and binding obligation of Distributor, enforceable against it in accordance with its terms.

           (c) The execution, delivery and performance of this Agreement by Distributor do not violate, or conflict with, or constitute a default under the certificate of incorporation or bylaws of Distributor or any agreement, contract or understanding to which Distributor is a party or by which it or its property is bound.

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     10.3  Survival of Representations and Warranties.  Except for the
           -------------------------------------------
representations and warranties contained in Articles 10.1(a)-(c), which shall survive termination of this Agreement, the representations and warranties contained in paragraphs 10.1(d)-(f) and 10.2 shall expire and cease to be of any legal effect after the termination of this Agreement.

     10.4  Insurance.  Each party agrees, at its own expense, to maintain
           ----------
insurance from a recognized insurance company providing at least $1,000,000 of comprehensive general liability coverage per occurrence and $1,000,000 annual aggregate coverage against claims, suits, losses and damages for which it is responsible pursuant to this Agreement. Each party further agrees to name the other party as an additional insured under such policies and to provide the other with a certificate of insurance evidencing its obligations hereunder.
Such certificates shall provide the other party with thirty (30) days written notice of cancellation, modification or termination. Such comprehensive general liability insurance shall provide product liability coverage and broad form contractual liability coverage Company's indemnification Distributor in accordance with the provisions of this Agreement. The minimum amounts of insurance coverage required under this paragraph 10.4 shall not be construed to create a limit of either party's liability with respect to its indemnification of the other party in accordance with the provisions of this Agreement.

     10.5  Indemnification
           ---------------

           (a) By Company. Company agrees to indemnify, defend and hold harmless
               ----------
Distributor and its Affiliates against any and all liability, loss, damages, costs or expenses which Distributor or its Affiliates may hereafter incur, suffer or be required to pay, defend, settle or satisfy a judgment or a claim by any person for damages incurred as a result of an injury, illness or death of any person which is caused by the Products arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) if such injury, illness or death resulted from: (i) any act or omission of Company or its Affiliates; (ii) any inadequacy or failure to warn of the labeling or user manuals for the Products, unless such inadequacy consists of inaccurate information supplied by Distributor; or (iii) any breach of warranty.

           (b) By Distributor. Distributor agrees to indemnify, defend and hold
               --------------
harmless Company and its Affiliates against any and all liability, loss, damages, costs or expenses which Company or its Affiliates may hereafter incur, suffer or be required to pay, defend, settle or satisfy a judgment or a claim by any person for damages incurred as a result of an injury, illness or death of any person which is caused by (i) any description, claim, direction or indication for use made by Distributor in relation to the Products which was not approved in writing by Company; or (ii) any act or omission of Distributor with respect to the distribution, marketing or sale of the Products.

           (c) Procedures. In any case in which either party receives a written
               -----------
claim for damages for bodily injury alleged to have been caused by the Products, such party shall promptly, and in any case within thirty (30) days thereafter, give notice of any possible claim to the other party and shall cooperate fully with the other party in the defense of all such claims. The indemnifying party shall be entitled to make all litigation decisions, subject to counsel's obligations not to represent two clients with differing or potentially differing interests, and the party being indemnified reserves the right to approve all settlements as set forth herein. The indemnified party shall cooperate with such defense. The giving of such notice promptly shall be a condition precedent to the right to be indemnified hereunder. Notwithstanding any provision of this Agreement to the contrary, no settlement or compromise entered into without its prior written consent shall be binding upon a party hereto or be used in any way as evidence by a party hereto against the other party, nor shall the non-consenting party be required to indemnify the other
party against such settlement or be subject to its provisions in any way.   The

                                       11
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contracting parties shall not bring cross-claims against each other in any personal injury or wrongful death action brought by a third person, but instead agree to arbitrate such issues.

     (d) Patent, Copyright and Trademark Infringement - Indemnification by
         -----------------------------------------------------------------
Company.  Company will defend, at its expense, and Distributor shall permit
-------
Company to defend, using attorneys of Company's choice and with Company making all litigation decisions, any threatened or actual suits or proceedings against Distributor or its Affiliates for direct infringement of patents, copyrights and trademarks by the Products and the Product Support Materials, with the exception of suits or proceedings which are based solely upon modifications to the Products or the Product Support Materials made by Distributor. Company shall pay all damages and costs finally awarded against Distributor because of direct infringement covered by this indemnification. Company's duties under this paragraph 10.5(d) are conditioned upon Distributor giving Company prompt written notice of commencement of any suit or proceeding or any claim of infringement and furnishing to Company a copy of each communication relating to the alleged infringement and giving to Company all authority (including the right to semi-exclusive control of defense of any such suit or proceeding), information and assistance (at Company's expense) necessary to defend or settle such suit or proceeding.

     (e) Patent, Copyright and Trademark Infringement - Indemnification by
         -----------------------------------------------------------------
Distributor. Distributor will defend, at its expense, and Company shall permit
-----------
Distributor to defend, using attorneys of Distributor's choice and with Distributor making all litigation decisions, any threatened or actual suits or proceedings against Company or its Affiliates for direct infringement of patents, copyrights and trademarks based solely upon modifications to the Products or the Product Support Materials made by Distributor. Distributor shall pay all damages and costs finally awarded against Company because of direct infringement covered by this indemnification. Distributor's duties under this paragraph 10.5(e) are conditioned upon Company giving Distributor prompt written notice of commencement of any suit or proceeding or any claim of infringement and furnishing to Distributor a copy of each communication relating to the alleged infringement and giving to Distributor all authority (including the right to semi-exclusive control of defense of any such suit or proceeding), information and assistance (at Distributor's expense) necessary to defend or settle such suit or proceeding.

11.  Relationship Between Parties.  The relationship between Distributor and
     ----------------------------
Company under this Agreement is intended to be that of independent contractors. Nothing in this Agreement is intended to be construed so as to constitute Distributor and Company as partners or joint venturers, or either party hereto as the employee, agent or legal representative of the other party. Each party agrees that it shall not hold itself out as an agent of the other party or claim or represent that it is operating or doing business as a sales office of the other party, nor shall either party purport to pledge the credit of or enter into any agreement or commitment for the other party. This Agreement and the performance thereunder does not convey nor shall either party claim any property interest in the other party's corporate name, Marks, patents, patent applications or other proprietary or intangible property rights, except as expressly set forth herein. Each party shall be obligated to use its commercially reasonable efforts to assure that its employees, or other persons whose services it may require, comply with all of the terms of this Agreement. Each party shall in no manner be associated with or otherwise connected with the actual performance of this Agreement on the part of the other party, nor with the other party's employment of other persons or incurring of expenses.

12.  Force Majeure.  Any delay in the performance of the duties or obligations
     --------------
of either party hereto shall be extended for a period equal to the period of such delay; provided that such delay has been caused by or is the result of any acts of God or public authorities, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts, fires, explosions, epidemics, floods, shortages of material or energy, delays in transportation, delivery of supply, or other unforseeable causes beyond the control and without the fault or negligence of the party so affected. The

                                       12
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party so affected shall give prompt notice to the other party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

13.  Notices.  All notices, orders, authorizations, approvals, reports and other
     -------
communications required or permitted herein shall be in writing and shall be delivered personally (which shall include delivery by courier or reputable overnight delivery service) or sent by certified or registered mail, postage prepaid, return receipt requested or sent by telecopier or other similar facsimile transmission. Items delivered personally or by telecopier or facsimile shall be deemed delivered on the date of delivery; items sent by certified or registered mail shall be deemed delivered three business (3) days after mailing. The address of the parties for purposes of this provision are as follows (as may be amended pursuant to a notice delivered hereunder):

     Company:                           Distributor:
     --------                           ----------
     Luther Medical Products, Inc.      ALARIS Medical Systems, Inc.
     14332 Chambers Road,               10221 Wateridge Circle
     Tustin, CA 92780-6912              San Diego, CA 92121-2733
     Attn.: Mr. David Rollo             Attn.: General Counsel

     With copy to:                      With a copy to:
     Arter & Hadden                     ALARIS Medical UK, Ltd.
     Jamboree Center                    Unit 13, Intec 2
     5 Park Plaza, Suite 1000           Wade Road
     Irvine, CA 92614-8528              Basingstoke, Hampshire, UK RG24 8NE
     Attn.: Randolf W. Katz             Attn.: Henk van Rossem

14.  Assignment.   Neither party shall delegate any duties or assign any rights
     -----------
under this Agreement without the prior written consent of the other party; provided, however, that either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or in the event of a merger or consolidation with another company which has the capability to perform this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

15.  Waiver, Modification of Agreement. No modification of this Agreement shall
     ----------------------------------
be binding unless made in writing clearly identified as a modification and signed by an authorized representative of the party against whom enforcement of such modification is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement. No waiver shall be implied from conduct or a failure to enforce rights or a delay in enforcing rights, including any delay by in exercising or asserting any right of one party to terminate this Agreement due to breach of the other party's obligations hereunder. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

16.  Entire Agreement.  This Agreement, together with all ancillary agreements,
     ----------------
Exhibits and Schedules attached hereto, including a Quality Agreement to be entered into between the parties on or before October 1, 1997, represents the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings, discussions, negotiations, correspondence, commitments and agreements, whether written or oral. In the event of a conflict between this Agreement and the Quality Agreement, the terms of this Agreement shall

CONFIDENTIAL

prevail. Neither party hereto has relied on any representation, agreement or understanding not expressly set forth herein. In the event that any provision of this Agreement is determined to be illegal or otherwise enforceable, such provision shall be construed as if it were written so as to be legal and enforceable to the maximum extent possible, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall be continued in full force and effect, all so as to effectuate to the greatest extent possible the parties' intent. No person not a party to this Agreement shall have any rights by reason of this Agreement nor shall any party hereto have any obligations or liabilities to such other person by reason of this Agreement. All exhibits referred to herein are deemed incorporated by this reference as if fully set forth herein.

17.  Dispute Resolution, Governing Law.  The parties agree that this Agreement
     ----------------------------------
shall be governed by and construed under the internal laws of the State of California, as applicable to agreements made and to be performed in such state, without regard to principles of conflicts of law. Company and Distributor agree that any dispute regarding the interpretation or validity of, or otherwise arising out of, this Agreement or relating to the Products sold or distributed under this Agreement, shall be subject to the exclusive jurisdiction of the California State Courts in and for San Diego County, California or the United States District Court for the Southern District of California sitting in San Diego County, California. Company and Distributor hereby agree to submit to the personal and exclusive jurisdiction and venue of such courts and agree that process may be served in the manner provided therein for the giving of notices or otherwise as allowed by applicable law.

18.  Headings.  The headings contained in this Agreement are for convenience and
     ---------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

19.  Public Announcements.  Company and Distributor shall consult with each
     ---------------------
other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any press release to make any such public statement unless both parties agree to the terms thereof in writing, except as may be required by applicable law or the requirements of any national securities exchange or other securities market to which the Company and Distributor may be subject.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

COMPANY                              DISTRIBUTOR
Luther Medical Products, Inc.        ALARIS Medical Systems, Inc.
a California corporation             a Delaware corporation


By: /s/ DAVID ROLLO                  By: /s/ HENK VAN ROSSEM
    -----------------------------        --------------------------------
        DAVID ROLLO                          HENK VAN ROSSEM

Title:  PRESIDENT, CEO               Title: VP & GEN'L MGR
      ---------------------------          ------------------------------

                                       14
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                                   EXHIBIT A

                                  "Territory"


     All countries of the European Economic Union (EU), Australia, Norway, Switzerland, Kuwait, Bahrain, Saudi Arabia, United Arab Emirates (UAE), Yemen and Oman.

                                       15